Exhibit 10.1
EXECUTION COPY
AMENDMENT NO. 1
Dated as of March 5, 2009
to
CREDIT AGREEMENT
Dated as of June 29, 2007
          THIS AMENDMENT NO. 1 (“Amendment”) is made as of March 5, 2009, and effective as of December 31, 2008, by and among Biogen Idec Inc., a Delaware corporation (the “Borrower”), the financial institutions listed on the signature pages hereof and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of June 29, 2007 by and among the Borrower, the Lenders and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
          WHEREAS, the Borrower has requested that certain modifications be made to the Credit Agreement;
          WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;
          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree to the following amendments to the Credit Agreement.
          1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
          (a) Section 2.03(i) of the Credit Agreement is amended to delete the phrase “for the account of each Lender” appearing in the first sentence thereof and to replace such phrase with the phrase “for the account of each Lender (other than any Defaulting Lender)”.
          (b) Section 2.06 of the Credit Agreement is amended by adding “except as explicitly set forth below” at the end of the penultimate sentence thereof and adding the following at the end of such Section:
          Notwithstanding the foregoing, the Borrower shall have the right, at any time, upon at least three Business Days’ notice to a Defaulting Lender (with a copy to the Administrative Agent), to terminate in whole such Lender’s Commitment on a non-ratable basis. Such termination shall be effective, (x) with respect to such Lender’s unused Commitment, on the date set forth in such notice, provided, however, that such date shall be no earlier than three Business Days after receipt of such notice and (y) with respect to each Loan outstanding to such Lender, in the case of Base Rate Loans, on the date set forth in such notice and, in the case of Eurodollar Rate Loans, on the last day of the then current Interest Period relating to such Loan.

Upon termination of a Lender’s Commitment pursuant to the foregoing, the Borrower will pay or cause to be paid all principal of, and interest accrued to the date of such payment on, Loans owing to such Lender and pay any accrued commitment fees payable to such Lender pursuant to the provisions of Section 2.09, and all other amounts payable to such Lender hereunder (including, but not limited to, any increased costs or other amounts owing under Section 3.04 and any indemnification for Taxes under Section 3.01); and upon such payments, the obligations of such Lender hereunder (including, without limitation, any obligation to fund any amount or extend any credit thereunder) shall, by the provisions hereof, be released and discharged; provided, however, that (i) such Lender’s rights under Sections 3.01, 3.04, 3.05, and 10.04 and other provisions of the Loan Documents which by their terms would survive the repayments of the Loans and the termination of the Credit Agreement shall survive such release and discharge as to matters occurring prior to such date; and (ii) except to the extent otherwise separately agreed in writing by the Borrower and such Lender, no claim that the Borrower may have against such Lender arising out of such Lender’s default hereunder shall be released or impaired in any way. The aggregate amount of the Commitments of the Lenders once reduced may not be reinstated. Upon any termination of a Lender’s Commitment described above, the Aggregate Commitments shall be reduced by an amount equal to the amount of the terminated Commitment, and the Applicable Percentages shall automatically be adjusted based upon the Aggregate Commitments in effect immediately after giving effect to such termination.
          (c) Section 2.09(a) of the Credit Agreement is amended to delete the phrase “for the account of each Lender” appearing in the first sentence thereof and to replace such phrase with the phrase “for the account of each Lender (other than any Defaulting Lender)”.
          (d) Section 2.09(b) of the Credit Agreement is amended to delete the phrase “for the account of each Lender” appearing in the first sentence thereof and to replace such phrase with the phrase “for the account of each Lender (other than any Defaulting Lender)”.
          (e) Section 2.12(a) of the Credit Agreement is amended by adding at the end of the third sentence thereof the following proviso: “; provided, however, that if a Defaulting Lender has failed to fund its Applicable Percentage of a specific Committed Borrowing with the result that the outstanding principal amount of the Committed Loans are not held by the Lenders in accordance with their Applicable Percentages, then each payment in respect of such specific Committed Borrowing shall be distributed only to the Lenders other than such Defaulting Lender until such time as the Committed Loans are again held by the Lenders, including such Defaulting Lender, in accordance with their Applicable Percentages.”
          2. Condition of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Required Lenders (including Lehman Commercial Paper Inc. (“Lehman”)) and the Administrative Agent, and notwithstanding anything contained herein to the contrary, Lehman shall receive payment of all fees (including commitment fees and utilization fees) and other amounts owing to Lehman under the Credit Agreement (including, without limitation, full repayment of any principal and interest) accrued through the date hereof. Upon the satisfaction of such conditions precedent, (1) this Amendment shall be deemed effective as of December 31, 2008, (2) the entire Commitment of Lehman shall be terminated effective as of December 31, 2008, (3) the Aggregate Commitments shall be reduced by the amount of the terminated Commitment of Lehman and the Applicable Percentages shall automatically be adjusted based upon the Aggregate Commitments in effect immediately after giving effect to such termination, in each case effective as of December 31, 2008.
          3. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

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          (a) This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, subject to bankruptcy, insolvency, moratorium and other laws of general application affecting creditors and general principles of equity.
          (b) As of the date hereof and giving effect to the terms of this Amendment, (i) no Default exists and (ii) the representations and warranties (other than the representations and warranties contained in Section 5.05(c) and Section 5.17 of the Credit Agreement) of the Borrower set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date (and the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement).
          4. Reference to and Effect on the Credit Agreement.
          (a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.
          (b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
          (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
          5. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
          6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
          7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.
[Signature Pages Follow]

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

BIOGEN IDEC INC., as the Borrower
By:	/s/ Michael MacLean
Name: Michael MacLean
Title: SVP, Finance

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Kevin L. Ahart
Name: Kevin L. Ahart
Title: Vice President

BANK OF AMERICA, N.A., as L/C Issuer, Swing Line Lender and as a Lender
By:	/s/ Robert LaPorte
Name: Robert LaPorte
Title: Vice President

MERRILL LYNCH BANK USA, as a Lender
By:	/s/ Louis Alder
Name: Louis Alder
Title: First Vice President

WILLIAMS STREET CREDIT CORPORATION, as a Lender
By:	/s/ Mark Walton
Name: Mark Walton
Title: Assistant Vice President

GOLDMAN SACHS CREDIT PARTNERS L.P., as a Co-Syndication Agent and as a Lender
By:	/s/ Andrew Caditz
Name: Andrew Caditz
Title: Authorized Signatory

MORGAN STANLEY BANK, as a Lender
By:	/s/ Melissa James
Name: Melissa James
Title: Authorized Signatory

LEHMAN COMMERCIAL PAPER INC., as a Lender
By:	/s/ Ahuva Schwager
Name: Ahuva Schwager
Title: Authorized Signatory

UBS LOAN FINANCE LLC, as a Lender
By:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director